UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2010, Edward E. Alexander, a member of our board of directors, confirmed that he would not stand for reelection as a Class I director at our 2010 annual meeting of stockholders. Mr. Alexander is a Managing Partner of Mission Ventures, a venture capital investment firm focused on early stage technology investments in Southern California. He has served as a member of our board of directors since November 2004, when he led Mission Ventures’ initial investment in our Series A Preferred Stock. Mr. Alexander will continue to serve as a member of our board of directors and audit committee until the 2010 annual meeting. He has approved this current report on Form 8-K and confirmed that he has no disagreement with us relating to our operations, policies, or practices. Our management and founders wish to express their appreciation to Mr. Alexander for his service and dedication to MaxLinear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2010	MAXLINEAR, INC.
(Registrant)

	By:	/S/ PATRICK E. MCCREADY
Patrick E. McCready
Chief Accounting Officer and Controller